EXHIBIT NO. 5.1

M. Timothy Elder

Direct Dial: 404-815-3532

Direct Fax: 404-685-6832

E-Mail: telder@sgrlaw.com

September 19, 2006

Board of Directors

SunLink Health Systems, Inc.

900 Circle 75 Parkway

Suite 1120

Atlanta, Georgia 30339

RE:	SunLink Health Systems, Inc. Registration Statement on Form S-8 for 2005 Equity Incentive Plan

Gentlemen:

In connection with the registration of 834,175 common shares, no par value (the “Securities”) of SunLink Health Systems, Inc. (the “Company”) issuable under the Company’s 2005 Equity Incentive Plan, we have examined the following:

1.	A copy of Registration Statement No. 33- to be filed with the Securities and Exchange Commission on or about September 20, 2006, and the Exhibits to be filed with and as a part of said Registration Statement;

2.	A copy of the Articles of Incorporation of the Company as amended through September 19, 2006, as referred to in said Registration Statement, certified as correct and complete by the Secretary of the Company;

3.	A copy of the Code of Regulations of the Company as referred to in said Registration Statement, certified as correct and complete by the Secretary of the Company;

4.	Copies of the minutes of meetings of the Board of Directors of the Company or committees thereof, deemed by us to be relevant to this opinion.

5.	A Certificate of Good Standing with respect to the Company, issued by the Office of the Secretary of State of the State of Ohio.

Based on the foregoing, it is our opinion that:

(i) the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Ohio;

(ii) the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

(iii) the issuance and sale of the Securities had been duly and validly authorized; and

(iv) the common shares of the Company, when issued in accordance with the terms of the Plan, the Registration Statement, and related prospectus will be fully paid, non-assessable and free of preemptive rights.

We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

SMITH, GAMBRELL & RUSSELL, LLP

/s/ M. Timothy Elder
M. Timothy Elder